Exhibit 10.17

Line of Credit Agreement

信用額度贷款協議

This Line of Credit Agreement (the “Agreement”) shall constitute the binding agreement between Imperial Garden & Resort, Inc. (the “Company”) and Fun-Ming Lo with respect to the line of credit that Mr. Lo is willing to advance to the Company for its business operation.

該信用額度贷款協議（以下簡稱“協議”）構成了皇家花園度假公司有限公司（以下簡稱“本公司”）与羅芳明先生願意就公司經營業務提供贷款的有約束力的合同。

Mr. Lo is the principal shareholder of the Company and is making this loan facility available to insure that the Company has adequate working capital.

羅先生為本公司的主要股東，並正在提供該貸款，以確保本公司有足夠的流動資金，维持日常运作。

Fun-Ming Lo agrees to provide a line of credit (the “Loan”) to the Company in a maximum amount of three million dollars for the Company’s working capital. In order to access the Loan, the Company will provide Mr. Lo with a Notice of Advance stating the amount it requests in multiples of $10,000 USD. The Company may request advances from the Execution Date up to December 31, 2017. All amounts outstanding under the Loan on December 31, 2017 shall be paid, with accrued but unpaid interest on or before January 1, 2020.

羅芳明同意向本公司提供最高三百萬美元的公司流動資金信貸額度（“貸款”）。為了接收貸款，本公司將向羅先生提供預付款通知，要求的贷款金額以10,000美元为单位。公司可从本合同签署日期到2017年12月31日之前要求贷款。二零一七年十二月三十一日貸款欠款的所有款項，應於2020年1月1日或之前支付，包括发生但未償還的利息。

The Board of Directors of the Company will by resolution approve each Notice of Advance.

本公司董事會将会決議通過“贷款申请通知”的議案。

The Loan is unsecured and bears an interest rate of 2.5% per annum of the outstanding balance from time to time, payable at maturity.

貸款是無擔保的，並且在到期時支付的未償還餘額的年利率為2.5％。

The term of this Agreement begins from the Execution Date and expires on December 31, 2017.

本協議的期限自签署日期開始，到2017年12月31日止。

Upon receiving a Notice of Advance from the Company, Mr. Lo shall within five (5) business days, fund the Company in an amount as requested in the Notice of Advance. The Loan can be paid and repaid, at the option of the Company, in either New Taiwanese dollars or U.S. dollars.

羅先生收到本公司贷款申请通知後，將於五（5）個工作日內按“贷款申请通知”要求向本公司出資。本公司可以按新台幣或美元支付貸款。

This Agreement is governed by the laws of Taiwan.

本協議受台灣法律約束。

[Signature follows immediately]

[后附簽名]

The foregoing properly and accurately sets forth the understanding and agreement of the parties with regard to the subject matter described herein.

上述內容適當和準確地闡述了雙方對本文所述主題的理解和同意。

/s/ Fun-Ming Lo
Fun-Ming Lo
May 16, 2017
Execution Date
签署日期

/s/ Ta-Chih Kuo
Ta-Chih Kuo
Director, Imperial Garden & Resort, Inc.
董事，皇家花园度假有限公司

May 16, 2017
Execution Date
签署日期